UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

Nelnet, Inc.
 (Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska	68508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 458-2370

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2007, the Compensation Committee of the Board of Directors of Nelnet, Inc. (the “Company”) acknowledged that Michael S. Dunlap and Stephen F. Butterfield, Co-Chief Executive Officers of the Company, have each voluntarily elected to forego approximately $375,000 in bonus compensation for 2006 to which they would otherwise be entitled pursuant to the Company’s Executive Officers Bonus Plan (the “Plan”). The funds were reallocated to certain associates of the Company for purposes of recognition and retention, and paid in the form of unrestricted fully vested shares of the Company’s stock, issued pursuant to the Company’s Restricted Stock Plan. No funds were allocated to any of the 2006 Named Executive Officers. Under the Plan, a copy of which has been previously filed with the Securities and Exchange Commission, Messrs. Dunlap and Butterfield are entitled to receive for each year 0.60% of the Company’s Base Income for that year. Base Income is defined under the Plan as the Company’s consolidated net income before income taxes under generally accepted accounting principles, excluding derivative market value adjustments, amortization of intangible assets, and variable rate floor income.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NELNET, INC.

Date: March 15, 2007	By:	/s/ TERRY J. HEIMES

Terry J. Heimes
Chief Financial Officer